UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	July 1, 2014

Vitacost.com, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34468	37-1333024
(Commission File Number)	(IRS Employer Identification No.)

5400 Broken Sound Blvd., NW, Suite 500
Boca Raton, Florida	33487-3521
(Address of Principal Executive Offices)	(Zip Code)

(561) 982-4180
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 1, 2014, Vitacost.com, Inc., a Delaware corporation (the “Company”), The Kroger Co., an Ohio corporation (“Parent”), and Vigor Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), for $8.00 per share net to the seller in cash, without interest (the “Offer Price”).

Completion of the Offer is subject to several conditions, including (i) that a majority of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not validly withdrawn prior to the expiration of the Offer; (ii) the expiration or termination of any applicable waiting period relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of a material adverse effect on the Company; and (iv) certain other customary conditions.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware without any stockholder approvals (the “Merger”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of any shares of common stock of the Company, each outstanding share of common stock of the Company (other than (i) any shares owned directly by Parent or Purchaser or held in the treasury of the Company or its subsidiaries, or (ii) any shares as to which the holder thereof is entitled to and who properly exercises appraisal rights under Delaware law) will be canceled and converted into the right to receive an amount in cash equal to the Offer Price.

Options to purchase the Company’s common stock that are outstanding, whether or not vested, immediately prior to the Effective Time, will be canceled and converted automatically into the right to receive, in exchange for the cancellation of such options, an amount of cash, without interest, equal to the product obtained by multiplying (x) the aggregate number of shares of the Company’s common stock that were issuable upon exercise of such option immediately prior to the Effective Time and (y) the Offer Price, less the per share exercise price of such option.

Parent and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to as soon as practicable, effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws; and (ii) to use reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement in the most expeditious manner practicable. The Company has agreed to use commercially reasonable efforts to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, including not taking certain specified actions, prior to consummation of the Merger.

The Company has also agreed (i) to cease any and all existing discussions and negotiations, and not to engage or participate in any additional discussions with third parties regarding alternative proposals for the acquisition of the Company and (ii) not to solicit, initiate, cause, induce the making of or knowingly encourage any inquiry, expression of interest, proposal or offer that constitutes or that would reasonably be expected to result in an alternative proposal for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of the Company has concluded in good faith after consultation with its outside counsel that such failure to do so would be inconsistent with the fiduciary duties owed by the board of directors to the stockholders of the Company under Delaware law. In addition, the board of directors of the Company is permitted to change its recommendation, for reasons not related to the receipt of an unsolicited proposal, if the board of directors has concluded in good faith, after consultation with the Company’s outside counsel, that the failure to make such change in recommendation would reasonably be expected to be inconsistent with the fiduciary duties owed by the board of directors to the stockholders under Delaware law.

The Merger Agreement can be terminated by Parent or the Company under certain circumstances, and the Company will be required to pay Parent a termination fee of $9,275,000 in connection with certain terminations.

The Merger Agreement has been unanimously adopted by the board of directors of the Company and the board of directors of the Company unanimously recommends that stockholders of the Company tender their Shares in the Offer.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreements

In order to induce Parent and Purchaser to enter into the Merger Agreement, certain stockholders of the Company entered into Tender and Support Agreements with Parent (the “Support Agreements”), concurrent with the execution and delivery of the Merger Agreement.  Subject to the terms and conditions of the Support Agreements, such stockholders agreed, among other things, to tender their shares in the Offer and, if required, to vote their shares in favor of adoption of the Merger Agreement.

Each of the Support Agreements will terminate upon the earliest to occur of (i) the date and time that the Merger Agreement is terminated in accordance with its terms, or (ii) the effective time of the Merger.   The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, the Company and Jeffrey Horowitz entered into an Amendment to Employment Agreement of Jeffrey Horowitz to extend the Term of Employment (as such term is defined therein) until August 16, 2015.

Item 8.01 Other Events.

On July 2, 2014, the Company issued a joint press release with Parent relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 1, 2014, by and among The Kroger Co., Vigor Acquisition Corp. and Vitacost.com, Inc.

2.2	Form of Tender and Support Agreement by and among The Kroger Co., Vigor Acquisition Corp. and the stockholder set forth on the signature page thereto.

99.1	Joint Press Release, issued by The Kroger Co. and Vitacost.com, Inc. dated as of July 2, 2014.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Vitacost.com, Inc. (“Vitacost”) proposed by The Kroger Co. (“Kroger”) referenced in this communication has not yet commenced, and the foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. If and when the tender offer is commenced, (i) Kroger will file with the SEC a tender offer statement and (ii) Vitacost will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of these documents (if and when they become available) and other relevant documents filed with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of these materials filed by Vitacost by going to the “Financial Information” section of Vitacost’s Investor Relations website at http://investor.vitacost.com.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions. Vitacost has identified some of these forward-looking statements with words like “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” or “potential,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements regarding the planned completion of the tender offer, merger and the transaction. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of Vitacost stockholders tendering their shares in the offer; the possibility that competing offers or acquisition proposals will be made; uncertainties as to the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; legislative and regulatory activity and oversight; and other risks and uncertainties pertaining to the business of Vitacost, including the risks and uncertainties detailed in Vitacost’s public periodic filings with the SEC, including Vitacost’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Reports on Form 10-Q and its subsequently filed SEC reports, each as filed with the SEC, as well as the tender offer documents to be filed by Kroger and the Solicitation/Recommendation Statement to be filed by Vitacost in connection with the tender offer. The reader is cautioned to not unduly rely on these forward-looking statements. Vitacost expressly disclaims any intent or obligation to update or revise any forward-looking statement as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACOST.COM, INC.

Date: July 2, 2014	By:	/s/ Mary L. Marbach
	Name:	Mary L. Marbach
	Title:	Chief Legal Officer and Corporate
Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 1, 2014, by and among The Kroger Co., Vigor Acquisition Corp. and Vitacost.com, Inc.

2.2	Form of Tender and Support Agreement by and among The Kroger Co., Vigor Acquisition Corp. and the stockholder set forth on the signature page thereto.

99.1	Joint Press Release, issued by The Kroger Co. and Vitacost.com, Inc. dated as of July 2, 2014.